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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): November 21, 2006

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                                    Dell Inc.
             (Exact name of registrant as specified in its charter)


             Delaware                 0-17017              74-2487834
   (State or other jurisdiction     (Commission          (IRS Employer
         of incorporation)          File Number)      Identification No.)


                      One Dell Way, Round Rock, Texas 78682
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (512) 338-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.02 - Results of Operations and Financial Condition.

         On November 21, 2006, Dell Inc. issued a press release announcing its preliminary financial results for its fiscal third quarter ended November 3, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01 - Other Events.

         Dell is involved in various claims, suits, investigations and legal proceedings. As required by Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," the company accrues a liability when management believes that it is both probable that a liability has been incurred and the company can reasonably estimate the amount of the loss. Management believes that the company appropriately accrues for all such matters. However, the unfavorable resolution of one or more of these matters in a particular period could adversely affect our operating results.

Investigations and Related Litigation

         In August 2005, the U.S. Securities and Exchange Commission (the "SEC") initiated an informal investigation into certain accounting and financial reporting matters at Dell, and recently issued a formal order of investigation. In August 2006, because of potential issues identified in the course of responding to the SEC's requests for information, the company's Audit Committee, on the recommendation of management, initiated an independent investigation. The investigations are examining certain accounting and financial reporting matters, including issues relating to reserves and other balance sheet items that may affect the company's previously reported financial results. Due to questions raised in connection with these ongoing investigations, Dell has not filed the Form 10-Q for its fiscal second quarter ended August 4, 2006, and does not expect to be able to timely file its Form 10-Q for the fiscal third quarter ended November 3, 2006. The investigations are ongoing, and no determination has been made as to whether restatements of prior period financial statements will be required. Management is cooperating with the SEC and the Audit Committee, and the company is committed to resolving the issues raised in connection with the investigations and regaining compliance with all SEC filing requirements and all NASDAQ listing requirements as soon as possible.

         The SEC requests for information were joined by a similar request from the United States Attorney for the Southern District of New York ("SDNY"), who subpoenaed documents related to the company's financial reporting from 2002 to the present. The company is also cooperating with the SDNY.

         The company and various current and former directors and officers of the company are parties to securities, ERISA and shareholder derivative lawsuits all arising out of the same events and facts. Three securities class actions are pending in the Western District of Texas, Austin Division against the company, Mr. Rollins and Mr. Schneider asserting violations of sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 based on alleged false and misleading disclosures or omissions regarding Dell's financial statements, governmental investigations, and known battery problems. Four putative class actions were also filed in the Western District by purported participants in the company's employee pension benefit plan asserting claims under ERISA and alleging that the company and certain current and former officers and directors imprudently invested, managed or disclosed information regarding the company's 401(k) plan. In addition, five shareholder derivative lawsuits have been filed in three separate jurisdictions (the federal district court in Austin, Texas; the state district court in Williamson County, Texas; and the state district court in Travis County, Texas) naming various current and former officers and directors as defendants and Dell Inc. as a nominal defendant and purporting to allege claims derivatively on behalf of Dell under state law, including breaches of fiduciary duties. Dell intends to defend all of these lawsuits vigorously.

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Other Litigation

         The following is a description of other significant legal matters in which Dell is involved:

         Copyright Levies -- Proceedings against the IT industry in Germany seek to impose levies on equipment, such as personal computers, multifunction devices and printers, that facilitate making private copies of copyrighted materials. The total levies due, if imposed, would be based on the number of products sold and the per-product amounts of the levies, which vary. Dell, other companies and various industry associations are opposing these levies, and instead are advocating compensation to rights holders through digital rights management systems.

         There are currently three levies cases involving other companies pending before the German Federal Supreme Court. Adverse decisions in these cases could ultimately impact Dell. The cases involve personal computers, printers and multifunctional devices. The amount claimed with respect to personal computers is (euro) 12 per personal computer sold. The amounts claimed with respect to printers and multifunctional devices depend on speed and color and vary between (euro) 10 and (euro) 300 for printers and between (euro) 38 and
(euro) 600 for multifunctional devices. The equipment manufacturers in these cases recently lost in the lower courts, and have appealed. ZPU, a joint association of various German collection societies, has instituted arbitration proceedings against Dell before the Arbitration Body in Munich, claiming a levy of (euro) 18.4 per personal computer that Dell sold in Germany from January 1, 2002 through December 31, 2005. Dell intends to defend this claim vigorously.

         Lucent v. Dell -- In February 2003, Lucent Technologies, Inc. filed a lawsuit against Dell in the United States District Court for Delaware, and the lawsuit was subsequently transferred to the United States District Court for the Southern District of California. The lawsuit alleges that Dell infringes 12 patents owned by Lucent. In April 2003, Microsoft Corporation filed a declaratory judgment action against Lucent in the United States District Court for the Southern District of California, asserting that Microsoft products do not infringe patents held by Lucent, including 10 of the 12 patents at issue in the lawsuit involving Dell. These actions were consolidated for discovery purposes with a previous suit that Lucent filed against Gateway Inc. In September 2005, the Court also granted a summary judgment of invalidity with respect to one of the Lucent patents asserted against Dell. Fact and expert discovery has closed, and the three actions have been consolidated into five separate trials, in which a different group of patents will be tried to each jury. In July 2006, the parties mediated before the Magistrate Judge in San Diego, and another mediation is scheduled for November 2006. The first trial is scheduled to begin in January 2007, and the last trial is scheduled to begin in July 2007. One of the trials is stayed pending additional review in January 2007. Dell is defending these claims vigorously. Separately, Dell has filed a lawsuit against Lucent in the United District Court for the Eastern District of Texas, alleging that Lucent infringes two patents owned by Dell. That litigation is pending.

         Sales Tax Assessments -- Several state and local taxing jurisdictions have filed assessments and litigation against Dell Catalog Sales L.P. ("DCSLP"), an indirect wholly-owned subsidiary of Dell, alleging that DCSLP has an obligation to collect tax on sales made into those jurisdictions because of its alleged substantial nexus or physical presence in those jurisdictions. DCSLP disputes the allegation that is has nexus in these jurisdictions, and is defending these claims vigorously.

         Dell is involved in various other claims, suits, investigations and legal proceedings that arise from time to time in the ordinary course of its business. The company does not expect that the outcome in any of these other legal proceedings, individually or collectively, will have a material adverse effect on Dell's financial condition, results of operations, or cash flows.

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Additional Risk Factors

         In addition to the risk factors described under under Part I - "Item 1A -- Risk Factors" in Dell's Annual Report on Form 10-K for the fiscal year ended February 3, 2006, the following factors could adversely affect Dell's business, its results of operations or financial condition:

o Possible outcomes of the ongoing investigations into certain accounting and financial reporting matters include a determination that restatement of prior period financial statements is required, a conclusion that there is a material weakness in the company's internal controls over financial reporting, and a determination that disclosure controls and procedures are not effective. As described above under "Investigations and Related Litigation", the investigations are ongoing, and no such determinations or conclusions have been made.

o On September 15, 2006, Dell received a NASDAQ Staff Determination notice stating that the company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended August 4, 2006, and that its common stock is, therefore, subject to delisting from The NASDAQ Stock Market. Dell has requested a conditional listing from a NASDAQ Listing Qualifications Panel, but there can be no assurance that the Panel will grant Dell's request.

o Litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, or any restatement of Dell's financial statements, could result in substantial costs. Because Dell has not completed its required filings with the SEC, Dell may be prevented from completing other required government regulatory filings, and could incur substantial costs to defend legal actions, or be required to pay damages. See the claims, suits, investigations and legal proceedings described above under "Investigations and Related Litigation". Dell could face additional litigation depending upon the conclusions of the investigations into certain accounting and financial reporting matters.


Item 9.01 - Financial Statement and Exhibits.

(c)      Exhibits

99.1     Press Release issued by Dell Inc., dated November 21, 2006.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELL INC.


     Date:  November 21, 2006         By: /s/ Thomas H. Welch, Jr.
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                                          Thomas H. Welch, Jr.
                                          Vice President and Assistant Secretary


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                                  EXHIBIT INDEX

   Exhibit
     No.                                   Description of Exhibits
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     99.1       -- Press Release issued by Dell Inc., dated November 21, 2006.


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